================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.


                               ZEMEX CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

[ZEMEX LOGO]

                                ZEMEX CORPORATION
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                                  P.O. Box 703
                                Toronto, Ontario
                                 Canada M5J 2S1


              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                              THURSDAY MAY 24, 2001


To the Shareholders:

Notice is hereby given that the Annual and Special Meeting of Shareholders of Zemex Corporation will be held in the Patty Watt Room at the Design Exchange, 234 Bay Street, Toronto, Ontario, M5K 1B2, on Thursday May 24, 2001 at 11:00 a.m. (Toronto time) for the following purposes:


     1. to receive the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2000, together with the auditors' report thereon;

     2.   to elect directors of the Corporation;

     3. to ratify the appointment of Deloitte & Touche LLP, as independent public auditors of the Corporation and to authorize the directors to fix the remuneration to be paid to the auditors;

     4. to approve the amendment and combination of the Corporation's 1999 Stock Option Plan and 1995 Stock Option Plan and to approve the issuance of a maximum of 1,500,000 Common Shares under the combined plan;

     5. to approve an increase in the number of Common Shares authorized for issuance under the Corporation's 1999 Employee Stock Purchase Plan; and

     6. to transact such other business as may properly come before the meeting.

The accompanying proxy statement provides additional information relating to the matters to be dealt with at the meeting and forms part of this notice.

If you are unable to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope. Any person giving a proxy has the power to revoke it at any time prior to its exercise at the meeting. Even though you execute the proxy, you may still vote your stock in person at the meeting. It is important that your stock be represented regardless of the number of shares you may hold. We hope that you can attend the meeting.

                                        By Order of the Board of Directors,


                                        /s/ Lorna D. MacGillivray
                                        ----------------------------------------
Toronto, Ontario                        Lorna D. MacGillivray
April 12, 2001                          Assistant Secretary

                                ZEMEX CORPORATION
                          Canada Trust Tower, BCE Place
                           161 Bay Street, Suite 3750
                                  P.O. Box 703
                                Toronto, Ontario
                                 Canada M5J 2S1


                                 PROXY STATEMENT


SOLICITATION OF PROXIES

The information contained in this proxy statement is furnished in connection with the solicitation of proxies by Zemex Corporation (the "Corporation" or "Zemex"), a company incorporated under the Canada Business Corporations Act ("CBCA"), to be used at the Annual and Special Meeting of Shareholders (the "Meeting") of the Corporation to be held in the Patty Watt Room at the Design Exchange, 234 Bay Street, Toronto, Ontario, M5K 1B2 on Thursday May 24, 2001 at 11:00 a.m. and, at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting. This proxy statement, the accompanying notice of meeting and form of proxy along with the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, which includes its financial statements, are being mailed on or about April 19, 2001 to each shareholder of record as of the close of business on April 18, 2001. Such Annual Report, however, is not to be deemed to be part of this proxy solicitation material. If a person has acquired ownership of shares since that date he/she may, in accordance with the provisions of the CBCA, produce properly endorsed share certificates or otherwise establish that he/she owns such shares and demand, not later than the close of business on May 14, 2001, to be included in the list of shareholders entitled to vote at the Meeting, in which case the transferee is entitled to vote his/her shares at the Meeting.

The expense of solicitation of proxies will be borne by the Corporation. Following the mailing of the proxy material, solicitation of proxies may be made by mail, telephone, facsimile, telegram or personal interview by directors, officers or regular employees of the Corporation or its subsidiaries, who will receive no additional compensation for their services. The Corporation has also retained Georgeson Shareholder Communications Inc. to solicit proxies personally or by mail, telephone, facsimile, or telegraph from brokerage houses, custodians, fiduciaries and nominees for a fee of $4,500 plus expenses. In addition, the Corporation will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners.


VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Corporation's board of directors (the "Board") has fixed the close of business on April 18, 2001 as the record date for the determination of shareholders of the Corporation entitled to vote at the Meeting. As of April 12, 2001, the Corporation had approximately 8,612,233 common shares (the "Common Shares") issued and outstanding.

Each Common Share is entitled to one vote. Two shareholders present in person or by proxy are required in order to constitute a quorum for the transaction of business. Abstentions are treated as present and entitled to vote, and will have the effect of a vote against any matter requiring the affirmative vote of a majority of the Common Shares present and entitled to vote at the Meeting.

As indicated on page 8 under the heading "Principal Shareholders and Security Ownership of Management", The Dundee Bank, beneficially owns 34.8% of the issued and outstanding Common Shares of the Corporation.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named as proxies in the enclosed form of proxy accompanying this proxy statement are directors and/or officers of the Corporation. A shareholder of the Corporation has the right to appoint a person other than the person specified in such form of proxy and who need not be a shareholder of the Corporation to attend and act for him/her and on his/her behalf at the Meeting. Such rights may be exercised by striking out the name of the persons specified in the form of proxy, inserting the name of the person to be appointed in the blank space provided in the form of proxy, signing the form of proxy and returning it in the reply envelope in the manner set forth in the accompanying notice of meeting.

ANY SHAREHOLDER GIVING A PROXY IN THE ACCOMPANYING FORM OF PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME PRIOR TO THE VOTING THEREOF BY DELIVERY OF NOTICE OF REVOCATION TO THE CORPORATION OR BY DELIVERY OF A SUBSEQUENT PROXY UP TO 4:00 P.M. (TORONTO TIME) ON THE BUSINESS DAY PRECEDING THE DATE OF THE MEETING, OR ANY ADJOURNMENT THEREOF. SUCH NOTICES OF REVOCATION SHOULD BE ADDRESSED TO EITHER OF THE ADDRESSES LISTED BELOW:

        ZEMEX CORPORATION                          CIBC MELLON TRUST COMPANY
  CANADA TRUST TOWER, BCE PLACE                      200 QUEEN'S QUAY EAST
   161 BAY STREET, SUITE 3750                               UNIT #6
        TORONTO, ONTARIO                               TORONTO, ONTARIO
         CANADA  M5J 2S1                                CANADA  M5A 4K9
 ATTENTION: ASSISTANT SECRETARY                   ATTENTION: PROXY DEPARTMENT
    TELEPHONE: (416) 365-8080                      TELEPHONE: (416) 643-5500
       FAX: (416) 365-8094                            FAX: (416) 368-2502

WRITTEN REVOCATION MAY ALSO BE SUBMITTED TO THE CHAIRMAN OF THE MEETING PRIOR TO THE COMMENCEMENT OF THE MEETING ON THE DATE OF THE MEETING OR ANY ADJOURNMENT THEREOF OR IN ANY OTHER MANNER PERMITTED BY LAW.


VOTING OF SHARES REPRESENTED BY MANAGEMENT PROXIES

The persons named as proxies in the enclosed form of proxy will vote the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions therein. In the absence of such specification, such shares will be voted in favour of each of the matters referred to herein.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the notice of meeting and with respect to other matters, if any, which may properly come before the Meeting. At the date of this proxy statement, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters, which are not known to management, should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

DOLLAR FIGURES

Unless expressly stated to the contrary, all "$" figures contained in this proxy statement refer to U.S. dollars.

                                                             ZEMEX CORPORATION 2

                             BUSINESS OF THE MEETING

ELECTION OF DIRECTORS

A board of eight directors is to be elected at the Meeting. All directors so elected will hold office until the next annual meeting of shareholders of the Corporation or until their successors are elected or appointed. It is not expected that any nominee will be unable or will decline to serve as a director; however, if that should occur for any reason at or prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for the nominee designated by the present Board to fill the vacancy.

Unless otherwise instructed, the management representatives named in the enclosed form of proxy will vote the proxies received by them for the Corporation's eight nominees named below, all of whom are presently directors of the Corporation, unless the shareholder who has given such proxy has directed that the shares be withheld from voting in the election of directors.

Opposite the name of each nominee for election as a director is (i) his age;
(ii) his position with the Corporation, his principal occupation and his business experience during the past five years; and (iii) the year in which he first became a director of the Corporation. All information is as of April 12, 2001.

                                   PROPOSAL I
                       NOMINEES FOR ELECTION AS A DIRECTOR

------------------------------------------------------------------------------------------------------
                               POSITION WITH THE CORPORATION;
                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                   DIRECTOR
NAME                    AGE    DURING PAST FIVE YEARS                                          SINCE
------------------------------------------------------------------------------------------------------
Paul A. Carroll          60    Chairman of the Executive Compensation / Pension                 1991
                               Committee; Member of the Corporate Governance
                               Committee; Counsel to Gowling Lafleur Henderson LLP
                               (Toronto law firm) since May 1999; Chairman and Chief
                               Executive Officer, World Wide Minerals Ltd.
                               (Toronto-based mining company) since January 1997;
                               Counsel, Smith Lyons (Toronto law firm) from 1997-1999
                               and prior thereto Partner of Smith Lyons since 1973;
                               Chairman, Juno Limited; Director, Dundee Bancorp Inc.;
                               Director, Tahera Corporation
------------------------------------------------------------------------------------------------------
Morton A. Cohen          65    Chairman, President and Chief Executive Officer,                 1991
                               Clarion Capital Corporation (Cleveland-based venture
                               capital company); Chairman, Cohesant Technologies,
                               Inc.; Director, DHB Capital Group
------------------------------------------------------------------------------------------------------
John M. Donovan          73    Chairman of the Audit Committee; Member of the                   1991
                               Executive Compensation / Pension Committee; Member of
                               the Executive Committee; Independent Consultant;
                               Director, Philex Gold Inc.
------------------------------------------------------------------------------------------------------

                                                             ZEMEX CORPORATION 3

------------------------------------------------------------------------------------------------------
                                 POSITION WITH THE CORPORATION;
                                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE                 DIRECTOR
NAME                       AGE   DURING PAST FIVE YEARS                                        SINCE
------------------------------------------------------------------------------------------------------
R. Peter Gillin            52    Chairman of the Corporate Governance Committee; Vice           1999
                                 Chairman and Director, N M Rothschild & Sons Canada
                                 Limited (investment bank) since 1996; prior to 1996,
                                 Managing Director, ScotiaMcLeod Inc.; Director,
                                 Canadian Stage Company (Non-Profit)
------------------------------------------------------------------------------------------------------
Peter Lawson-Johnston      74    Chairman of the Board of Directors, Member of the              1960
                                 Executive Compensation / Pension Committee, Member of
                                 the Executive Committee; Honorary Chairman and Trustee,
                                 Solomon R. Guggenheim Foundation; Chairman of the
                                 Board, The Harry Frank Guggenheim Foundation; Senior
                                 Partner, Guggenheim Brothers; President and Director,
                                 Elgerbar Corporation; Director, National Review, Inc.;
                                 Limited Partner Emeritus, Alex Brown & Sons, Inc.
------------------------------------------------------------------------------------------------------
Richard L. Lister          62    President and Chief Executive Officer of the                   1991
                                 Corporation since May 1993; Chairman of the Executive
                                 Committee; Director, Dundee Bancorp Inc.
------------------------------------------------------------------------------------------------------
Garth A.C. MacRae          67    Member of the Audit Committee; Member of the Executive         1998
                                 Committee; Vice Chairman and Director, Dundee Bancorp
                                 Inc.; Director, Breakwater Resources Ltd.; Director,
                                 Dundee Precious Metals Inc.; Director, Black Hawk
                                 Mining Inc.; Director, Dimethaid Research Inc.;
                                 Director, Reserve Royalty Corporation; Director,
                                 Eurogas Corporation; Director, Dundee Wealth Management
                                 Inc.
------------------------------------------------------------------------------------------------------
William J. vanden Heuvel   70    Member of the Audit Committee; Member of the Corporate         1989
                                 Governance Committee; Of Counsel, Stroock, Stroock &
                                 Lavan (attorneys at law, New York); Senior Advisor,
                                 Allen & Company Inc. (investment bankers); Co-Chairman,
                                 Council of American Ambassadors; Chairman, Franklin and
                                 Eleanor Roosevelt Institute; Director, WinStar
                                 Communications, Inc.
------------------------------------------------------------------------------------------------------

VOTE REQUIRED FOR ELECTION OF DIRECTORS

Directors will be elected at the Meeting by a majority of the votes cast at the Meeting by the holders of Common Shares represented in person or by proxy. Votes may be cast for, or withheld from, each nominee.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE FOREGOING PERSONS.


                                                             ZEMEX CORPORATION 4

                                   PROPOSAL II
                                    AUDITORS

RATIFICATION OF AUDITORS

Deloitte & Touche LLP, independent certified public accountants, were first appointed auditors of the Corporation in 1993. The management representatives, named in the enclosed form of proxy, intend to vote the shares represented by such proxy in favour of a resolution ratifying the appointment of Deloitte & Touche LLP as independent auditors of the accounts of the Corporation and its subsidiaries for the fiscal year ending December 31, 2001 and authorizing the Board to fix the remuneration of the auditors, unless the shareholder who has given such proxy has directed that the shares represented thereby be withheld from voting in the ratification of the appointment of auditors. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be available to respond to questions and may make a statement if they so desire.

VOTE REQUIRED FOR RATIFICATION OF AUDITORS

Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast by holders of Common Shares represented in person or by proxy.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                  PROPOSAL III
                            AMENDMENT AND COMBINATION
                        OF THE 1995 STOCK OPTION PLAN AND
                         THE 1999 STOCK OPTION PLAN AND
                   INCREASE IN THE NUMBER OF AUTHORIZED SHARES

On March 20, 2001, the Board approved a resolution that, subject to regulatory and shareholder approval, the 1995 Stock Option Plan (the "1995 Plan") and 1999 Stock Option Plan (the "1999 Plan") (collectively the "Plans") be amended to effectively combine the two Plans and established that a maximum of 1,500,000 Common Shares, being an increase of approximately 220,000 Common Shares from the aggregate of the number of Common Shares currently reserved under the 1995 and the 1999 Stock Option Plans or 17.4% of the Corporation's issued and outstanding capital, be reserved for issuance under the continuing Stock Option Plan (the "Amended 1999 Plan"). There are 1,088,650 options currently outstanding under the Plans. The text of the 1995 Plan will be appended to the Amended 1999 Plan as Schedule "A". All options outstanding under the 1995 Plan shall continue to be governed by the text of the 1995 Plan. The Amended 1999 Plan will provide that no further grants will be made under the 1995 Plan and Schedule "A" shall be deleted upon the exercise or expiry of the last outstanding option granted under the 1995 Plan. The Board approved the combining of the Plans in order to simplify the Corporation's incentive plans and provide that, as options expire under the 1995 Plan, they may be replaced if desirable under the continuing plan. These changes will ensure that the Corporation has the ability under the continuing plan to provide adequate incentives and rewards to employees, officers and directors who merit and can impact the growth of the Corporation.

Although there are differences between the 1995 and the 1999 Plan, their essential provisions are similar. The Plans provide for participation by employees, consultants and directors of the Corporation and its


                                                             ZEMEX CORPORATION 5
subsidiaries as selected by the Compensation Committee ("Committee"). The Plans permit the granting of stock options, including incentive stock options ("ISOs") and options other than ISOs ("non-qualified options"). The Plans are administered by the Committee. The Committee has the authority to select employees to whom options are granted, to determine the types of options and the number of Common Shares covered by options and to set the terms, conditions and provisions of options. The Committee is authorized to interpret the Plans, to establish, amend, and rescind any rules and regulations related to the Plans, and to make all determinations that may be necessary or advisable for the administration of the Plans. Subject to the terms of the Plans, the exercise price per Common Share purchasable under any option issued under the Plans is determined by the Committee. The Committee determines the terms of each option (up to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of ISOs are restricted to the extent required for qualification as ISOs by the Internal Revenue Code. In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or other corporate change or any distribution to stockholders, the Committee may make such substitution or adjustment in the aggregate number of class of shares which may be distributed under the Plans and in the number, class, and exercise price of shares, subject to the outstanding options granted under the Plans, as it deems appropriate in order to maintain the purpose of the original grant.

The Amended 1999 Plan follows the provisions of the 1999 Plan which have been revised only to increase the number of Common Shares reserved for issuance to 1,500,000 and to combine the Plans by appending the 1995 Plan to the 1999 Plan and provide that the options outstanding under the 1995 Plan will continue to be subject to the exact terms of the 1995 Plan. All Common Shares subject to outstanding options which expire or are cancelled unexercised may only be the subject of new options under the terms of the Amended 1999 Plan. No new options may be issued under the terms of the 1995 Plan.

The Board may amend or terminate the Amended 1999 Plan at any time without the approval of the stockholders of the Corporation, except as such stockholder approval may be required by stock exchange listing requirements and any amendment that increases the total number of shares available for issuance under the Plans. The Amended 1999 Plan will terminate on February 8, 2005.

The following are the United States federal tax consequences generally arising under present law with respect to options granted under the Amended 1999 Plan. The grant of an option will create no tax consequences for a grantee of the Corporation. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply) and the Corporation will receive no income tax deduction when an ISO is exercised. Upon exercising a non-qualified option or a SAR, the grantee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Shares on the date of the exercise; the Corporation will be entitled to an income tax deduction for the same amount, subject to the possible applicability of the compensation deductibility limit of Section 162(m) of the Internal Revenue Code. Generally, there will be no tax consequence to the Corporation in connection with a disposition of shares acquired by a grantee upon exercise of an option, except that the Corporation may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

The combination of the Plans and the establishment of the maximum of 1,500,000 Common Shares that can be issued under the Amended 1999 Plan is subject to approval by The Toronto Stock Exchange (the "TSE"). The Corporation received conditional approval from the TSE on March 20, 2001 with respect to the combining of the Plans, subject to approval of the Corporation's shareholders.


                                                             ZEMEX CORPORATION 6

Under the TSE rules, all interested parties (being directors, officers and insiders of the Corporation who may participate in the Amended 1999 Plan, and their associates) must refrain from voting their Common Shares, whether held directly or indirectly, on the motion to approve the combination of the Plans and the approval of the issuance of a maximum of 1,500,000 Common Shares under the Amended 1999 Plan. As of April 12, 2001, a total of 1,139,873 Common Shares of the Corporation were held by interested parties, their affiliates and associates, representing 13.2% of the total outstanding at such date.

In anticipation of shareholder approval of the foregoing combination of the Plans and increase in the number of Authorized Shares under the Amended 1999 Plan, on February 14, 2001 and March 20, 2001, the Board granted an aggregate of 250,500 options to 22 employees, officers and directors of the Corporation. Under the terms of their grant, the options are not exercisable within the first year and have an expiry date of February 14, 2007. The aggregate excess of the fair market value over the exercise price of the 250,500 Common Shares subject to those options as of April 13, 2001 was $252,510 at $6.25 per Common Share.

The table below discloses benefits that will be received by each of the following under the Amended 1999 Plan pursuant to the February 14, 2001 grants:

                         AMENDED 1999 STOCK OPTION PLAN

--------------------------------------------------------------------------------
                                           DOLLAR VALUE(1)          NUMBER OF
            NAME AND POSITION                    ($)                 OPTIONS
--------------------------------------------------------------------------------
Richard L. Lister                              104,000              100,000(2)
--------------------------------------------------------------------------------
Peter J. Goodwin                                31,200               30,000(2)
--------------------------------------------------------------------------------
Allen J. Palmiere                               20,800               20,000(2)
--------------------------------------------------------------------------------
Terrance J. Hogan                               15,600               15,000(2)
--------------------------------------------------------------------------------
Executive Group                                171,600              165,000(2)
--------------------------------------------------------------------------------
Non-Executive Director Group                    41,600               40,000(2)
--------------------------------------------------------------------------------
Non-Executive Officer Employee Group            39,310               45,500(3)
--------------------------------------------------------------------------------

(1) Excess fair market value of Common Shares subject to object over the exercise price calculated based on April 12, 2001 Common Share price of $6.25.
(2) These options are exercisable at a price of $5.21 per Common Share, the market value on the date of the grant.
(3) Of these options, 9,000 are exercisable at a price of $6.10 per Common Share and 36,500 are exercisable at a price of $5.21 per Common Share

In accordance with the rules of the TSE, these options cannot be exercised until shareholders have approved the combination of the Plans and the reservation of a maximum of 1,500,000 Common Shares to be issued thereunder.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT AND COMBINATION OF THE 1995 AND 1999 STOCK OPTION PLANS AND INCREASE IN THE NUMBER OF AUTHORIZED SHARES

The resolution approving the amendment and combination of the Plans and setting the maximum of 1,500,000 Authorized Shares reserved for issuance under the Amended 1999 Plan requires the affirmative vote in respect thereof of a majority of the votes cast by holders of Common Shares represented in person or by proxy, excluding any votes cast by directors, officers and insiders of the Corporation who may participate in the Plan, and their associates. Accordingly, the votes by the directors, officers and insiders and their associates, representing approximately 1,139,873 votes, will be excluded in counting the votes cast to approve the foregoing amendment and combination of the Plans and increase in the number of Authorized Shares.

                                                             ZEMEX CORPORATION 7

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND COMBINATION OF THE 1995 AND 1999 STOCK OPTION PLANS INTO THE AMENDED 1999 STOCK OPTION PLAN AND THE APPROVAL OF A MAXIMUM OF 1,500,000 COMMON SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                   PROPOSAL IV
                INCREASE IN THE TOTAL AUTHORIZED SHARES UNDER THE
                        1999 EMPLOYEE STOCK PURCHASE PLAN

In May 1999, the 1999 Employee Stock Purchase Plan (the "ESPP"), an employee benefit plan that offers eligible employees of the Corporation the opportunity to purchase Common Shares of the Corporation through regular payroll deductions, was approved by the shareholders of the Corporation. At that time, the ESPP provided a maximum aggregate of 218,366 Common Shares could be issued pursuant to the ESPP. As of April 12, 2001, an aggregate of 228,807 Common Shares have been issued pursuant to the ESPP. In order to continue to offer the ESPP to its employees, the Board has approved, subject to shareholder and regulatory approvals, the issuance of an additional 200,000 Common Shares increasing the Total Authorized Shares under the ESPP from 218,366 to 418,366 Common Shares.

The purpose of the ESPP is to secure for the Corporation and its shareholders the benefits of the incentive which ownership of Common Shares of the Corporation will provide to its employees. Employees of the Corporation and its designated affiliates who normally work more than thirty hours per week and have been continuously employed by the Corporation for twelve consecutive months may elect to participate in the ESPP. Each eligible employee may contribute to the ESPP up to 10% of his or her base compensation. The Corporation will also contribute to the ESPP an amount equal to the amount of each participant's contribution. Each quarter, the aggregate amount contributed on behalf of each participant will be used to purchase Common Shares at a price equal to its fair market value during the calendar quarter preceding the date of purchase. After purchase, the Common Shares will be held by the Corporation for each participant for a period of one year. During the one-year hold period, dividends, and voting rights are passed through to the participants.

During the one-year hold period, if a participant terminates his or her employment with the Corporation, unless the participant ceases to be an employee by reason of death, disability or retirement, he or she will immediately cease participation in the ESPP and the contributions by the Corporation and Common Shares representing the contributions by the Corporation will be forfeited by them. In addition, under the terms of the ESPP, upon termination, the participant would only be entitled to receive the lesser of the participant's original contributions to the ESPP or the value of the shares purchased with the participant's contributions. Under the ESPP, however, the Board has the discretion to pay the full value of all Common Shares held for the participant before the termination instead of allowing a forfeiture to occur.

The Board may, at its discretion, terminate the ESPP or amend it in any respect, except that no such termination or amendment shall affect the right of a participant to receive his or her proportionate interest in Common Shares or contributions which have vested under the ESPP. Any amendment of the ESPP which would materially increase benefits, materially increase the number of Common Shares which may be issued under the Plan or materially modify the requirements as to eligibility to participate shall be effective only upon approval by the shareholders of the Corporation.


                                                             ZEMEX CORPORATION 8

The table below discloses benefits that were received in fiscal 2000 by each of the following under the ESPP.

                                 BENEFITS UNDER
                    AMENDED 1999 EMPLOYEE STOCK PURCHASE PLAN

--------------------------------------------------------------------------------
                                               DOLLAR VALUE(1)        NUMBER OF
            NAME AND POSITION                        ($)               SHARES
--------------------------------------------------------------------------------
Richard L. Lister                                   30,000               8,175
--------------------------------------------------------------------------------
Peter J. Goodwin                                    18,744               4,951
--------------------------------------------------------------------------------
Allen J. Palmiere                                       --                  --
--------------------------------------------------------------------------------
Terrance J. Hogan                                   17,200               4,570
--------------------------------------------------------------------------------
Executive Group                                     65,944              17,696
--------------------------------------------------------------------------------
Non-Executive Director Group                            --                  --
--------------------------------------------------------------------------------
Non-Executive Officer Employee Group               387,070              98,976
--------------------------------------------------------------------------------

(1) Represents amount of Corporation's contribution which equals the value of the shares at the time of issue, net of the employee's contribution.

VOTE REQUIRED FOR APPROVAL OF INCREASE IN THE TOTAL AUTHORIZED SHARES UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN

Approval of the increase in the total authorized shares under the ESPP requires the affirmative vote of a majority of the votes present in person or by proxy, excluding any votes cast by insiders of the Corporation to whom Common Shares may be issued pursuant to the ESPP and their associates, aggregating 1,139,873 votes as of the date hereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE INCREASE IN THE TOTAL AUTHORIZED SHARES UNDER THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

REPORTS REQUIRED BY SECTION 16(A)

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than 10% of the Corporation's Common Shares to file reports of ownership and changes in ownership of the Corporation's Common Shares with the Securities and Exchange Commission and any exchange on which the Corporation's Common Shares are traded. Based solely on its review of the copies of Forms 3, 4 and 5 received by the Corporation, or written representations from certain reporting persons that no Form 5s were required for such persons, the Corporation believes that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with.

                                                             ZEMEX CORPORATION 9

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 6, 2001, information concerning the Common Shares beneficially owned by each person who, to the knowledge of the Corporation, is the holder of 5% or more of the Common Shares of the Corporation, each director, and each Named Officer (as defined on page 14 under the heading Executive Compensation) who was an executive officer as of that date, and all executive officers and directors of the Corporation as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

--------------------------------------------------------------------------------------------------
                                                 SHARES                               PERCENTAGE
NAME OF                                          BENEFICIALLY                         BENEFICIALLY
BENEFICIAL OWNER(1)(2)                           OWNED(3)                             OWNED
--------------------------------------------------------------------------------------------------
The Dundee Bank                                  2,995,175                                34.8%
      P.O. Box HM 2706
      Hamilton, HM KX
      Bermuda
--------------------------------------------------------------------------------------------------
Paul A. Carroll                                     36,269 (4)                               *
--------------------------------------------------------------------------------------------------
Morton A. Cohen                                    326,386 (4)(5)                          3.8%
--------------------------------------------------------------------------------------------------
John M. Donovan                                     39,846 (4)                               *
--------------------------------------------------------------------------------------------------
R. Peter Gillin                                     23,500 (4)                               *
--------------------------------------------------------------------------------------------------
Peter Lawson-Johnston                              107,018 (4)(6)                          1.2%
--------------------------------------------------------------------------------------------------
Richard L. Lister                                  723,098 (7)(8)(9)(11)                   8.4%
     Canada Trust Tower, BCE Place
     161 Bay Street, Suite 3750
     Toronto, Ontario, Canada M5J 2S1
--------------------------------------------------------------------------------------------------
Garth A.C. MacRae                                   22,500 (4)                               *
--------------------------------------------------------------------------------------------------
William J. vanden Heuvel                            52,522 (4)(5)                            *
--------------------------------------------------------------------------------------------------
Allen J. Palmiere                                   60,520 (5)(8)                            *
--------------------------------------------------------------------------------------------------
Peter J. Goodwin                                    65,563 (8)(11)                           *
--------------------------------------------------------------------------------------------------
Terrance J. Hogan                                  112,682 (8)(10)(11)                     1.3%
--------------------------------------------------------------------------------------------------
All Directors and Named Officers                 1,569,904 (4)(5)(6)(7)(8)(9)(10)(11)     17.2%
   as a group (12 persons)
--------------------------------------------------------------------------------------------------

*      Denotes less than 1% of Common Shares outstanding

(1) A Schedule 13G, prepared for Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers ("MLIM")), was filed with the Securities and Exchange Commission indicating that MLIM could be construed to be a beneficial owner of 881,910 (10.2%) Common Shares as of April 6, 2001. However, MLIM disclaims any beneficial ownership of the Common Shares because they are held in proprietary trading accounts.

(2) Franklin Resources, Inc. ("Franklin") has filed a Schedule 13G with the Securities and Exchange Commission indicating that Franklin could be deemed to be a beneficial owner of 438,000 (5.0%) Common Shares as of February 7, 2001. However, Franklin disclaims any beneficial ownership of the Common Shares as they are owned by one or more open or closed-end investment companies or held in discretionary accounts managed by Franklin.

                                                            ZEMEX CORPORATION 10

(3) Computed in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended.

(4) On April 21, 1997, Messrs. Carroll, Cohen, Donovan, Lawson-Johnston and vanden Heuvel were each granted options for 10,000 Common Shares at $7.00 per Common Share exercisable in two instalments of 5,000 each beginning on April 21, 1998 and April 21, 1999, respectively. These options expire April 21, 2003. On May 15, 1998, Messrs. Carroll, Cohen, Donovan, Lawson-Johnston and vanden Heuvel were granted options for an additional 7,500 Common Shares at $10.1875 per Common Share exercisable in two instalments of 3,750 each beginning on May 15, 1999 and May 15, 2000, respectively. These options expire May 15, 2004. On October 1, 1998, upon joining the Board, Mr. MacRae was granted options for 15,000 Common Shares at $6.50 per Common Share exercisable in two instalments of 7,500 each beginning on October 1, 1999 and October 1, 2000, respectively, and expiring on October 1, 2004. On January 15, 1999, upon joining the Board, Mr. Gillin was granted options for 15,000 Common Shares at $6.5625 per Common Share exercisable in two instalments of 7,500 each beginning on January 15, 2000 and January 15, 2001, respectively, and expiring on January 15, 2005. On May 26, 1999, stock options for 15,000 Common Shares at $6.2625 per Common Share were granted to Messrs. Cohen, Donovan, Lawson-Johnston and vanden Heuvel exercisable in two instalments of 7,500 each beginning on May 26, 2000 and May 26, 2001, respectively, and expire on May 26, 2009. On May 26, 1999, stock options for 7,500 Common Shares at $6.2625 per Common Share were granted to Messrs. Carroll, Gillin and MacRae; these stock options are exercisable in two instalments of 3,750 each beginning on May 26, 2000 and May 26, 2001, respectively, and expiring on May 26, 2009. On February 14, 2001, Messrs. Carroll, Cohen, Donovan, Gillin, Lawson-Johnston, MacRae and vanden Heuvel were granted options for 5,000 Common Shares at $5.21 per Common Share exercisable in two instalments of 2,500 each beginning on February 14, 2002 and February 14, 2003, respectively, and expiring on February 14, 2007. All options were granted at the market value at the time of grant.

(5) Includes 288,040 Common Shares owned by Clarion Capital Corporation, a company of which Mr. Cohen may be deemed to be the beneficial owner.

(6) Includes 18,733 Common Shares beneficially owned by Elgerbar Corporation. Mr. Lawson-Johnston is President and Director of Elgerbar Corporation and has shared voting and investment power with respect to the Common Shares held by it.

(7) In 1991, Richard L. Lister, President and Chief Executive Officer of the Corporation, acquired 357,000 Common Shares under the Corporation's Key Executive Stock Purchase Plan for an aggregate purchase price of $1,749,300 ($4.90 per share). The Corporation lent Mr. Lister the full amount of the purchase price. This non-interest bearing loan, which was originally scheduled to mature in 1997, has been reviewed by the Compensation / Pension Committee and extended to December 31, 2003. During 2000, Mr. Lister repaid $490,000 of this loan leaving a residual obligation of $1,259,300. The loan is evidenced by a promissory note. If Mr. Lister leaves the employ of the Corporation at any time prior to full payment of the loan, the principal amount will be due in full 30 days after the date his employment terminates. Any balance remaining unpaid on the loan after it is due will bear interest at the prime rate plus 1.0%. So long as the loan is outstanding, Mr. Lister is required to vote 257,000 Common Shares in a manner consistent with the recommendation of the Board.

(8) Includes Common Shares issuable upon exercise of vested options as follows: Mr. Lister, 200,000 Common Shares; Mr. Palmiere, 55,000 Common Shares; Mr. Goodwin, 35,000 Common Shares; Mr.


                                                            ZEMEX CORPORATION 11

       Hogan, 62,000 Common Shares; and all Named Officers and directors as a group, 543,250 Common Shares.

(9) During 1997, the Corporation agreed to guarantee a personal loan in the amount of $600,000 drawn down by Mr. Lister. The proceeds of the loan were used to acquire 85,700 Common Shares on the open market.

(10) As part of the Corporation's purchase of Alumitech, Inc., in May 1995, Mr. Hogan was issued 28,558 Common Shares and options for an additional 22,000 Common Shares at $9.75 per share exercisable in two instalments of 11,000 Common Shares each beginning on May 12, 1996 and May 12, 1997, respectively, in exchange for his interest in Alumitech, Inc. The options expire on May 12, 2001.

(11) Includes Common Shares purchased from January 1, 1995 to March 31, 2001 in accordance with the terms and conditions of the Corporation's employee stock purchase plan as follows: Mr. Lister, 33,944 Common Shares; Mr. Goodwin, 20,072 Common Shares; and Mr. Hogan, 13,841 Common Shares.


                                  REPORT OF THE
                   EXECUTIVE COMPENSATION / PENSION COMMITTEE

The following is the report of the Executive Compensation / Pension Committee of the Corporation describing the compensation policies and rationale with respect to compensation paid to executive officers for the year ended December 31, 2000. The information contained in the report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates it by reference into such filing.

The Corporation applies a consistent philosophy to compensation for all employees. This philosophy is based on the premise that the achievements of the Corporation result from the co-ordinated efforts of all individuals working toward common objectives. The Corporation strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers and shareholders.

COMPENSATION PHILOSOPHY

The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Corporation to attract, retain and reward executive officers who contribute to the long term success of the Corporation. The Corporation's compensation program for executive officers, including the President and Chief Executive Officer ("CEO"), is based on the same five principles applicable to compensation decisions for all employees of the Corporation:

       o The Corporation pays competitively. The Corporation is committed to providing a pay program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Corporation regularly compares its pay practices with those of other leading companies and sets its pay parameters based on this review.

       o The Corporation pays for relative sustained performance. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance.


                                                            ZEMEX CORPORATION 12

              Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors, new product introductions and execution of long term strategy. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and Corporation values are fostered.

       o      The Corporation strives for fairness in the administration of pay.

       o The Corporation strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Corporation and at comparable companies.

       o The Corporation believes that employees should understand how the performance evaluation and pay administration process works.

The process of assessing performance is as follows:

       o At the beginning of the performance cycle, the evaluating manager sets objectives and key goals and submits these for review by the head of that division and the President and CEO of the Corporation.

       o The evaluating manager gives the employee ongoing feedback on performance.

       o At the end of the performance cycle, the manager evaluates the employee's accomplishment of objectives / key goals.

       o The division manager compares the results to the results of peers within the operating unit and reviews the overall process with the head of that division.

       o The evaluating manager communicates the comparative results to the employee.

       o The comparative results affects decisions on salary, bonuses and stock options.

COMPENSATION

The Corporation has had a history of using a simple total compensation program that consists of cash and, since 1990, equity-based compensation. Having a compensation program that allows the Corporation to successfully attract and retain key employees, permits it to provide useful products and services to customers, enhance shareholder value, motivate technological innovation, foster teamwork, and adequately reward employees. The compensation vehicles are:

       o      CASH-BASED COMPENSATION
              Salary: The Corporation sets base salary for employees by reviewing the aggregate of base salary and annual bonus for competitive positions in the market.

       o      EQUITY-BASED COMPENSATION


                                                            ZEMEX CORPORATION 13

              Stock Option and Stock Purchase Programs: The purpose of these programs is to provide additional incentives to employees to work to maximize shareholder value. The option and stock purchase programs also utilize vesting periods to encourage key employees to continue in the employ of the Corporation.

       o      BONUS PROGRAM
              The Corporation maintains a bonus program for certain key employees which is specifically designed to grant greater compensation to those key employees to recognize their performance in the plan year.

2000 PERFORMANCE

In accordance with the procedure discussed above, at the beginning of fiscal 2000, the Executive Compensation / Pension Committee reviewed performance objectives for the Corporation. Performance relative to these objectives was the basis for determining the 2000 bonus of the President and CEO. The Committee also approved an increase in base salary during 2000 to $300,000 and retroactive adjustment of $396,000 compensate for the fact that Mr. Lister's base salary had never been increased.

Similarly, 2000 performance goals for the other Named Officers were approved by the President and CEO at the beginning of the year. Performance measures were similar to those of the President and CEO. Their performance for 2000 was evaluated by the President and CEO and bonuses were awarded based on this evaluation.

                                      EXECUTIVE COMPENSATION / PENSION COMMITTEE
                                      PAUL A. CARROLL
                                      JOHN M. DONOVAN
                                      PETER LAWSON-JOHNSTON

COMPENSATION OF NAMED OFFICERS AND DIRECTORS

The following table sets forth the annual and long-term compensation, attributable to all service in the fiscal years 2000, 1999 and 1998, paid to those persons who were at the end of the 2000 fiscal year (i) the chief executive officer; and (ii) the other three executive officers of the Corporation who received at least $100,000 in compensation during the fiscal year 2000 (collectively, the "Named Officers").



                                                            ZEMEX CORPORATION 14

NAMED OFFICERS

                           SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------
                                          ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                   ----------------------------------------------------------------------
                                                                              AWARDS             PAYOUTS
                                                                      -----------------------------------
                                                                                   SECURITIES
                                                          OTHER                       UNDER-
                                                          ANNUAL      RESTRICTED      LYING                  ALL OTHER
                                                          COMPEN-       STOCK        OPTIONS/      LTIP       COMPEN-
     NAME AND                      SALARY      BONUS      SATION       AWARDS(1)     SARs(2)      PAYOUTS     SATION(3)
 PRINCIPAL POSITION       YEAR       ($)        ($)         ($)          ($)           (#)          ($)         ($)
-------------------------------------------------------------------------------------------------------------------------
Richard L. Lister         2000     284,755    151,200     22,925        30,000            --         --       245,050 (4)
President and Chief       1999     255,896    245,000     22,585        25,200       120,000         --       114,043 (5)
Executive Officer         1998     256,133    189,000     20,613        25,200        80,000         --            --
-------------------------------------------------------------------------------------------------------------------------
Peter J. Goodwin          2000     204,000     41,000     10,436        18,744        25,000         --            --
President,                1999     197,125     96,000      8,833        18,744            --         --            --
Industrial Minerals       1998     183,333     90,000     17,639        18,120        25,000         --            --
-------------------------------------------------------------------------------------------------------------------------
Allen J. Palmiere         2000     161,572     62,314     25,209            --            --         --            --
Vice President, Chief     1999     169,297     74,034     17,499            --        60,000         --        60,000 (5)
Financial Officer and     1998     153,929     49,356     17,427            --        25,000         --            --
Corporate Secretary
-------------------------------------------------------------------------------------------------------------------------
Terrance J. Hogan         2000     172,000         --      1,985        17,200            --         --            --
President,                1999     167,923         --      6,225        13,323            --         --            --
Alumitech, Inc.           1998     162,000     22,700      7,595        13,250        25,000         --            --
-------------------------------------------------------------------------------------------------------------------------

(1) Represents benefits under the Corporation's ESPP whereby employees may elect to invest up to 10% of their earnings and the Corporation matches funding for the purchase of the Corporation's Common Shares. Common Shares purchased under this plan are held for a one-year vesting period. Amounts shown for Mr. Lister do not include imputed interest of $99,827, $87,465 and $83,152 in 2000, 1999 and 1998, respectively, on a loan Mr. Lister received under the Corporation's Key Executive Stock Purchase Plan. The Corporation does not reimburse Mr. Lister for any tax consequences arising from this loan. (See Note 9 "Principal Shareholders and Security Ownership of Management".)

(2) On May 15, 1998, Mr. Lister, Mr. Goodwin, Mr. Palmiere and Mr. Hogan were granted options for 80,000, 25,000, 25,000 and 25,000 Common Shares, respectively, at an exercise price of $10.1825. On May 26, 1999, Mr. Lister was granted stock options for 120,000 Common Shares at an exercise price of $6.2625; these options replaced the options to purchase 120,000 Common Shares at an exercise price of $5.50 that had been previously granted to Mr. Lister and that expired on May 26, 1999. On July 26, 2000 and May 11, 2000, Mr. Goodwin and Mr. Palmiere was granted options for 25,000 and 60,000 Common Shares at exercise prices of $7.5625 and $8.1875, respectively.


                                                            ZEMEX CORPORATION 15

(3) Constitutes premiums for term life insurance exceeding amounts eligible to most employees, automobile benefits, memberships/dues, and employer matched contributions to a group registered retirement plan.

(4) Represents the portion of Mr. Lister's retroactive salary adjustment paid in fiscal 2000. The remaining portion of the retroactive adjustment was paid in 2001.

(5) Includes benefit from stock options. Mr. Lister exercised options for 120,000 Common Shares at a per share exercise price of $5.50; such options were expiring May 26, 1999. Mr. Lister was issued 14,610 Common Shares, representing the difference between the aggregate fair market value of the Common Shares underlying such options and aggregate exercise price of such options. Such number of shares was calculated by multiplying the number of Common Shares underlying such stock options multiplied by the difference between the exercise price of $5.50 and a fair market value of $6.2625 (determined as described below), and dividing the result by such fair market value. Similarly, on November 8, 1999, Mr. Palmiere exercised options for 60,000 Common Shares at a per share exercise price of $7.125; such options were expiring November 8, 1999. Mr. Palmiere received a cash payment of $60,000. Such payment was calculated by multiplying the number of Common Shares underlying the stock options by the difference between the exercise price of $7.125 and a fair market value of $8.125, divided by such fair market value. In both cases, the fair market value of the Common Shares was determined as the lower of (i) the closing price of the Common Shares on the New York Stock Exchange (the "NYSE") on the date of expiration of the stock options; and (ii) the average of the closing prices of the Corporation's Common Shares on the NYSE for the five days preceding such expiration date.

                           CHANGE OF CONTROL CONTRACTS

The Corporation has entered into agreements with each of the Named Officers providing for certain benefits in the event such Named Officer is no longer employed by the Corporation or its subsidiaries following a change in control transaction. Except for Mr. Lister, if, within two years after a change in control transaction, the Corporation either dismisses the Named Officer without cause or after the Named Officer terminates his employment following a triggering event (which includes a specified adverse change in duties, benefits, title, reporting, or regular work location), he is entitled to payment of twice his then current annual base salary, benefits and average annual bonus over the prior two years, immediate vesting of stock options and shares purchased pursuant to the Corporation's employee stock purchase plan and certain outplacement services. Mr. Lister is entitled to the same benefits except that no triggering event is required, and his severance payment is equal to three times his then current annual base salary, benefits and his average annual bonus over the prior three years. These agreements, which expire on December 31, 2004 unless extended, were filed as exhibits to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and reference is made thereto for further information.

DIRECTORS

During the fiscal year ended December 31, 2000 each director who is not a salaried employee of the Corporation was paid $10,000 per annum on a semi-annual basis for his services as a director. Directors were also paid a fee of $600 for each board and committee meeting attended, and reimbursement of their travel related expenses.

                                                            ZEMEX CORPORATION 16

In 2000, the Corporation purchased directors' and officers' liability insurance with a liability limit of $15,000,000 for which the Corporation paid an annual premium of $52,000. The policy provides for a deductible payable by the Corporation of $100,000.

OPTION EXERCISES AND YEAR-END VALUES TABLE

With respect to the Named Officers, the following table sets forth the number of options exercised and the value realized upon exercise and the value of outstanding options at December 31, 2000, using $5.38, the closing price of the Common Shares on the New York Stock Exchange on December 31, 2000.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

--------------------------------------------------------------------------------------------------------------
                                                                                          VALUE OF UNEXERCISED
                                                         NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                           SHARES                          OPTIONS AT FISCAL               AT FISCAL YEAR-END
                         ACQUIRED ON      VALUE          YEAR-END EXERCISABLE/                EXERCISABLE/
NAMED OFFICER             EXERCISE*      REALIZED            UNEXERCISABLE                   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
Richard L. Lister                                           240,000 / 60,000                    $0 / $0
--------------------------------------------------------------------------------------------------------------
Allen J. Palmiere                                           40,000 / 60,000                     $0 / $0
--------------------------------------------------------------------------------------------------------------
Peter J. Goodwin                                            60,000 / 25,000                     $0 / $0
--------------------------------------------------------------------------------------------------------------
Terrance J. Hogan                                              72,000 / 0                       $0 / $0
--------------------------------------------------------------------------------------------------------------

*   See Note 3 above under the section entitled Executive Compensation.

OPTION GRANTS TO NAMED OFFICERS AND DIRECTORS

In the year ended December 31, 2000, the following options were granted to the Named Officers and directors of the Corporation pursuant to the Corporation's 1999 Stock Option Plan.

--------------------------------------------------------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                        NUMBER OF          PERCENT                                         ANNUAL RATES OF
                          COMMON           OF TOTAL                                           STOCK PRICE
                          SHARES           OPTIONS                                         APPRECIATION FOR
                        UNDERLYING       GRANTED TO                                          OPTION TERM*
                         OPTIONS        EMPLOYEES IN       EXERCISE      EXPIRATION     ----------------------
NAME                     GRANTED         FISCAL YEAR         PRICE          DATE             5%           10%
--------------------------------------------------------------------------------------------------------------
Allen J. Palmiere         60,000            70.6%           $8.1875      May 11, 2010     $308,944      $782,926
--------------------------------------------------------------------------------------------------------------
Peter J. Goodwin          25,000            29.4%           $7.5625      July 26, 2010    $118,900      $301,317
--------------------------------------------------------------------------------------------------------------

*Potential realizable values are net of exercise price and are before taxes and are based on the assumption that the Corporation's Common Shares appreciate at the annual rates shown, compounded annually, from the date of grant until the expiration of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Corporation's estimates of future stock price growth.

                                                            ZEMEX CORPORATION 17

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

The following chart summarizes any indebtedness to the Corporation in excess of $60,000 as at December 31, 2000 of the Corporation's directors and Named Officers entered into in connection with a purchase of Common Shares of the Corporation, excluding routine indebtedness.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
                       UNDER SECURITIES PURCHASE PROGRAMS

-------------------------------------------------------------------------------------------------------------------
                                                                   AMOUNT            FINANCIAL         NUMBER OF
                                               LARGEST          OUTSTANDING           ASSISTED          COMMON
     NAME AND             INVOLVEMENT           AMOUNT             AS AT             SECURITIES      SHARES HELD AS
    PRINCIPAL               OF THE           OUTSTANDING         DECEMBER 31,         PURCHASED       SECURITY FOR
    POSITION             CORPORATION         DURING 2000            2000             DURING 2000      INDEBTEDNESS
-------------------------------------------------------------------------------------------------------------------
Richard L. Lister           Lender            $1,749,300         $1,259,300                             257,000
  President & CEO
-------------------------------------------------------------------------------------------------------------------
Richard L. Lister          Guarantor            $600,000           $600,000*                             85,700
  President & CEO
-------------------------------------------------------------------------------------------------------------------

* This loan bears interest at a rate equal to the average cost of borrowing under the Corporation's credit facilities.

The following chart summarizes any indebtedness to the Corporation as at December 31, 2000 of the Corporation's directors and Named Officers not entered into in connection with a purchase of Common Shares of the Corporation, excluding routine indebtedness.

        INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
               UNDER OTHER THAN UNDER SECURITIES PURCHASE PROGRAMS

-------------------------------------------------------------------------------------------------------------------
                                                             LARGEST AMOUNT              AMOUNT OUTSTANDING
     NAME AND               INVOLVEMENT OF THE             OUTSTANDING DURING                  AS AT
PRINCIPAL POSITION             CORPORATION                      THE YEAR                  DECEMBER 31, 2000
-------------------------------------------------------------------------------------------------------------------
Paul A. Carroll                  Lender                         $118,489*                     $118,489
  Director
-------------------------------------------------------------------------------------------------------------------

* This personal loan bears interest at a rate equal to the average cost of borrowing under the Corporation's credit facilities, is supported by a promissory note and secured by a pledge of 9,500 Common Shares. All director's fees paid in cash are applied to reduce the loan.

PENSION PLAN

Pursuant to the Corporation's pension plan, employees are entitled to pension benefits after five years of service with the Corporation. The amount of such benefits depends upon salary and length of service as shown in the table below. The service factor is 1.5% per year. As of January 1, 2001, the number of credited years of service and the compensation covered by the pension plan for the Named Officers are: Richard L. Lister, 15.9 and $255,896; and Peter J. Goodwin, 9.4 and $197,125.


                                                            ZEMEX CORPORATION 18

--------------------------------------------------------------------------------------------------------------
    AVERAGE FINAL                         CREDITED SERVICE AS OF NORMAL RETIREMENT DATE ("NRD")
    COMPENSATION       ---------------------------------------------------------------------------------------
      AS OF NRD                15                20                25                 30                 35
--------------------------------------------------------------------------------------------------------------
      $ 50,000              $ 7,901           $10,535            $13,168           $15,802             $18,435
--------------------------------------------------------------------------------------------------------------
      $ 75,000              $13,526           $18,035            $22,543           $27,052             $31,560
--------------------------------------------------------------------------------------------------------------
      $100,000              $19,151           $25,535            $31,918           $38,302             $44,685
--------------------------------------------------------------------------------------------------------------
      $125,000              $24,776           $33,035            $41,293           $49,552             $57,810
--------------------------------------------------------------------------------------------------------------
      $150,000              $30,401           $40,735            $50,668           $60,802             $70,935
--------------------------------------------------------------------------------------------------------------
      $175,000              $33,551           $44,735            $55,918           $67,102             $78,285
--------------------------------------------------------------------------------------------------------------
      $200,000              $33,551           $44,735            $55,918           $67,102             $78,285
--------------------------------------------------------------------------------------------------------------
      $225,000              $33,551           $44,735            $55,918           $67,102             $78,285
--------------------------------------------------------------------------------------------------------------

Note: All benefits shown were estimated using the 2001 Social Security Law and assume the employee terminates employment during 2001 on his NRD (age 65). The benefits shown are payable at NRD as a Five Year Certain and Life Annuity, the normal form for an unmarried participant. All amounts are annual.

The Corporation is currently considering implementing a supplemental pension plan for key senior officers.

                              CORPORATE GOVERNANCE

The Corporation has established a series of guidelines for effective corporate governance (the "Guidelines"). These guidelines deal with matters such as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members and other items dealing with sound corporate governance. As a matter of transparency, and in accordance with the disclosure rules of the TSE, the Corporation's approach to corporate governance is described below.

BOARD MEETINGS AND COMMITTEES

The Board met eight times during 2000. No director attended fewer than 62% of the meetings of the Board and its committees held during the period in 2000.

Committee Structure

Currently, there are four committees of the Board of Directors, namely the Audit Committee, the Corporate Governance Committee, the Executive Committee and the Executive Compensation/Pension Committee. The following sets forth the mandate of each Committee.

Audit Committee

The Audit Committee is responsible for reviewing the Corporation's financial reporting procedures, internal controls and the performance of the financial management and independent auditors of the Corporation. The Audit Committee also reviews the annual audited financial statements and recommends their acceptance to the Board. The Audit Committee reviews the quarterly financial statements and discusses with the auditors , the results of their quarterly review. In fulfilling its responsibility, the Audit Committee recommended to the Board, subject to shareholder approval, the selection of Deloitte & Touche LLP as the Corporation's independent auditors. During 2000, the Audit Committee met with the Corporation's management and with


                                                            ZEMEX CORPORATION 19
representatives of Deloitte & Touche LLP without the Corporation's management being present. The Audit Committee met four times during 2000. During 2000, the members of the Audit Committee were John M. Donovan (Chairman), Garth A.C. MacRae and William J. vanden Heuvel.

Executive Committee

The Executive Committee has been mandated to act on behalf of the board in respect of the authorization and approval of major capital expenditures, all of which are subsequently ratified by the full board. The Executive Committee is comprised of Peter Lawson-Johnston, John M. Donovan, Garth A.C. MacRae and Richard L. Lister (Chairman). The Executive committee did not meet during 2000.

Executive Compensation / Pension Committee

This Committee sets policies and guidelines with respect to compensation and pensions and is responsible for administering the Corporation's share incentive plans. The Executive Compensation / Pension Committee is comprised of Paul A. Carroll (Chairman), John M. Donovan and Peter Lawson-Johnston. The Executive Compensation / Pension Committee met five times during 2000.

Corporate Governance Committee

As described above, the Corporate Governance Committee is responsible for developing and monitoring the Guidelines described herein and to make recommendations to the full board of directors on an ongoing basis with respect to further development of a Corporate Governance system. Although the Corporation has a Corporate Governance Committee, issues of corporate governance continue to be discussed and decided at the Board level. The Board continues to have responsibility for, among other things, nominating new directors, reviewing the adequacy and form of compensation of directors, providing orientation and education programs for new recruits to the Board, and approving requests of directors to engage outside advisors at the expense of the Corporation. The Corporate Governance Committee is comprised of R. Peter Gillin (Chairman), Paul
A. Carroll and William J. vanden Heuvel. The Corporate Governance Committee met one time during 2000.

In developing the Guidelines, the Corporate Governance Committee and the Board each have considered the guidelines for corporate governance adopted by the TSE and below is a table setting out the Guidelines and commentary concerning the extent to which the Guidelines conform or comply with those of the TSE.

--------------------------------------------------------------------------------
                                      DOES THE
       TSE CORPORATE                CORPORATION           CORPORATION
    GOVERNANCE GUIDELINES             COMPLY?              PRACTICE
--------------------------------------------------------------------------------
1. Board should
   explicitly assume
   responsibility for
   stewardship of the
   Corporation, and
   specifically for:

   (a) Adoption of a strategic        Yes        The Board annually participates
       planning process;                         in strategic planning as the
                                                 acceptor / adoptor of the
                                                 strategic plans proposed by
                                                 senior management. The
                                                 strategic planning process is
                                                 the responsibility of senior
                                                 management. The Board will
                                                 continue to review the
                                                 Corporation's strategic plans
                                                 on an annual basis.


                                                            ZEMEX CORPORATION 20

--------------------------------------------------------------------------------
                                      DOES THE
       TSE CORPORATE                CORPORATION           CORPORATION
    GOVERNANCE GUIDELINES             COMPLY?              PRACTICE
--------------------------------------------------------------------------------
   (b) Identification of principal    Yes        The Board, on an ongoing
       risks of the Corporation's                basis, considers the
       business and ensure the                   principal risks of the
       implementation of                         Corporation's business and
       appropriate risk-                         receives reports of
       management systems;                       management's assessment and
                                                 management of those risks.
                                                 The Board evaluates, and
                                                 considers, actions to
                                                 mitigate these risks.

   (c) Succession planning and        Yes        It is the mandate of the
       monitoring senior                         Governance Committee to review
       management;                               organizational design,
                                                 succession planning and
                                                 senior management's
                                                 performance and make
                                                 recommendations to the full
                                                 Board with respect thereto.

   (d) Communications policy; and     Yes        The Board ensures effective
                                                 communication between the
                                                 Corporation, its stakeholders
                                                 and the public. Only the
                                                 President and the Chief
                                                 Executive Officer or his
                                                 delegate is authorized to
                                                 speak on behalf of the
                                                 Corporation.


   (e) Integrity of internal control  Yes        The Board directly, and
       and management systems.                   through its Audit Committee,
                                                 assesses the integrity of,
                                                 and confirms compliance with,
                                                 the Corporation's internal
                                                 control, financial policies
                                                 and management information
                                                 systems.

2. Majority of directors should be    Yes        Richard L. Lister (President
   "unrelated".                                  and Chief Executive Officer)
                                                 is the only Board member who
                                                 is related.

3. Disclose for each director         Yes        Richard L. Lister (President
   whether he or she is related,                 and Chief Executive Officer)
   and how that conclusion was                   is the only Board member who is
   reached.                                      related.

                                                 None of the other Directors
                                                 or their associates are
                                                 employees or officers of the
                                                 Corporation, nor do any of
                                                 them have material contracts
                                                 with the Corporation, or
                                                 receive remuneration in
                                                 excess of stated director's
                                                 fees.

4. Appoint a committee composed       Yes        The Governance Committee has
   exclusively of non-management                 been given the mandate to,
   directors, the majority of                    among other things, recommend
   whom are unrelated, with the                  candidates for the Board and
   responsibility of proposing new               annually review credentials of
   board nominees and assessing                  nominees. All the members of
   directors.                                    the Governance Committee are
                                                 unrelated directors.

5. Implement a process for            Yes        The Governance Committee has
   assessing the effectiveness                   been given the mandate to
   of the board, its committees                  assess the relationship between
   and individual directors.                     the members of the board and
                                                 management.

                                                            ZEMEX CORPORATION 21

--------------------------------------------------------------------------------
                                      DOES THE
       TSE CORPORATE                CORPORATION           CORPORATION
    GOVERNANCE GUIDELINES             COMPLY?              PRACTICE
--------------------------------------------------------------------------------
6. Provide orientation and            Yes        The Governance Committee views
   education programs for new                    orientation and education as an
   directors.                                    ongoing matter. As such, the
                                                 Guidelines provide for
                                                 ongoing informal discussions
                                                 between management and
                                                 members of the board as well
                                                 as more formal presentations
                                                 by management throughout the
                                                 year in addition to regularly
                                                 scheduled site visits to the
                                                 Corporation's operations.

7. Examine the size of the Board      Yes        A Board must have enough
   with a view to effectiveness                  directors to carry out its
   and to consider reducing                      duties efficiently, while
   the size of the Board.                        presenting a diversity of views
                                                 and experience. The
                                                 Governance Committee has
                                                 considered the size of the
                                                 board with a view to the
                                                 impact of size upon its
                                                 effectiveness and has
                                                 concluded that the number of
                                                 directors as presently
                                                 constituted is appropriate
                                                 for a Corporation of the size
                                                 and complexity of the
                                                 Corporation. The Governance
                                                 Committee reviews annually
                                                 the size of the board.

8. Review compensation of             Yes        The Governance Committee
   directors in light of risks                   periodically reviews the
   and responsibilities.                         adequacy and form of
                                                 compensation of directors and
                                                 makes recommendations to the
                                                 full board in respect
                                                 thereof.

9. Committees should generally be     Yes        Each of the Corporation's four
   composed of non-management                    committees, other than the
   directors and a majority                      Executive Committee, are
   of committee members should                   composed of non-management
   be unrelated.                                 directors. Richard L. Lister,
                                                 the President and Chief
                                                 Executive Officer of the
                                                 Corporation, is the only
                                                 management director on the
                                                 Executive Committee.

10.Assume responsibility or           Yes        The Governance Committee has
   appoint a separate committee                  been delegated this
   responsible for the approach                  responsibility by the full
   to corporate governance issues.               board of directors. The
                                                 Governance Committee
                                                 considers matters and then
                                                 reports and makes
                                                 recommendation to the full
                                                 board of directors.

11.Define limits to management's
   responsibilities by developing
   mandates for:

   (a) The Board; and                 Yes        The Board has expressly
                                                 adopted the obligations
                                                 mandated by the Canada
                                                 Business Corporations Act,
                                                 being the duty to manage the
                                                 business and affairs of the
                                                 Corporation and to act with a
                                                 view to the best interests of
                                                 the Corporation.


                                                            ZEMEX CORPORATION 22

--------------------------------------------------------------------------------
                                      DOES THE
       TSE CORPORATE                CORPORATION           CORPORATION
    GOVERNANCE GUIDELINES             COMPLY?              PRACTICE
--------------------------------------------------------------------------------
    (b) The Chief Executive            Yes       The Board has authorized the
        Officer.                                 Chief Executive Officer to
                                                 supervise the business and
                                                 affairs of the Corporation
                                                 and to develop a strategic
                                                 plan for the approval by the
                                                 full board of directors.

12. Establish procedures to            Yes       The Board has functioned, and
    enable the Board to                          is of the view that it can
    function independently of                    continue to function,
    management.                                  independently of management,
                                                 as required. The Board meets
                                                 independently of management
                                                 where required but not less
                                                 than once a year and time is
                                                 reserved during each
                                                 scheduled Board meeting for
                                                 an Unrelated Directors only
                                                 discussion.

13. (a) Establish an Audit Committee   Yes       The mandate of the Audit
        with a specifically defined              Committee is as described
        mandate.                                 above.

    (b) All members of the Audit       Yes       The Audit Committee is
        Committee should be                      comprised exclusively of
        non-management directors.                non-management directors.

14. Implement a system to enable       Yes       Individual directors, with the
    individual directors to engage               knowledge of the Governance
    outside advisors, at the                     Committee, can engage outside
    Corporation's expense.                       advisors.


                                  REPORT OF THE
                                 AUDIT COMMITTEE

Management has the primary responsibility for the integrity of Zemex Corporation's financial information. Deloitte & Touche LLP, the Corporation's independent auditors, is responsible for conducting independent audits of the Corporation's financial statements in accordance with generally accepted auditing standards and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities by management and Deloitte & Touche LLP.

As part of its responsibility, the Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP. The Audit Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche LLP that firm's independence.




                                                            ZEMEX CORPORATION 23

Based upon these reviews and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                        AUDIT COMMITTEE
                                        JOHN M. DONOVAN
                                        GARTH A.C. MACRAE
                                        WILLIAM J. VANDEN HEUVEL







                               MATTERS RELATING TO
                            THE INDEPENDENT AUDITORS

Deloitte & Touche LLP acted as the Corporation's auditors for the fiscal year ended December 31, 2000. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate shareholder questions.


Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Corporation's consolidated financial statements for the fiscal year ended December 31, 2000 and for the reviews of the Corporation's consolidated financial statements included in its Quarterly Reports on Form 10-Q for that fiscal year was $246,000.


Financial information Systems Design and Implementation Fees

During 2000, Deloitte & Touche LLP did not perform any services for the Corporation relating to the design or implementation of the Corporation's financial information systems.


All Other Fees

During 2000, Deloitte & Touche LLP billed $615,000 in aggregate fees primarily for tax services rendered by Deloitte & Touche LLP, in addition to the audit services described above. The additional tax services were necessitated by the intensive acquisition and divestiture activities undertaken in 2000. The Audit Committee of the Board has considered whether providing these non-audit services is compatible with maintaining Deloitte & Touche LLP's independence.


BOARD PERFORMANCE

Although the Board did not formally assess the effectiveness of the Board of Directors in 2000, the Board continually assesses the performance of management and the Corporation. In that regard, the Board believes that management and the Corporation performed well in fiscal 2000.


SHAREHOLDER FEEDBACK

All shareholder or investment community inquiries are directed to the Assistant Secretary. Shareholder inquiries are responded to promptly by the appropriate individual at the Corporation. In order to be considered for inclusion in the Corporation's proxy statement for the 2002 Annual Meeting of Shareholders, proposals from shareholders must be received by the Corporation on or before December 1, 2001. Such


                                                            ZEMEX CORPORATION 24
proposals should be addressed to the Assistant Secretary, Zemex Corporation, Canada Trust Tower, BCE Place, 161 Bay Street, Suite 3750, Toronto, Ontario, Canada M5J 2S1.


EXPECTATIONS OF MANAGEMENT

The Board believes it is critical that management of the Corporation provides complete and accurate information with respect to the business and affairs of the Corporation and an analysis of the industries in which the Corporation operates. To date the Board believes management has provided detailed quarterly information, which has allowed the Board to be effective in supervising the business and affairs of the Corporation.


BOARD APPROVAL

The Board has no formal policy setting out what specific matters must be brought by management to the Board for approval; however, there is a clear understanding between management and the Board through historical Board practice and accepted legal practice that all transactions or matters of a material nature must be presented by management for approval by the Board. It has been the experience to date of the Board that they have been kept well informed as to the business and affairs of the Corporation and that the matters which have been brought forward to the Board for approval have been appropriate.


PERFORMANCE GRAPH

The performance graph compares the performance of the Corporation's Common Shares to the Dow Jones Industrial Average Index and the Dow Jones Basic Materials Average Index over the past five-year period. The graph assumes that the value of the investment in the Corporation's Common Shares and each index was $100 at December 31, 1995 and that all dividends were reinvested. As a diversified producer of industrial minerals and specialty products, many of the companies with which the Corporation competes are private and peer group comparative data is not available.


                                [GRAPH--CHART]




                                                            ZEMEX CORPORATION 25

                                       1995   1996   1997   1998   1999   2000
                                       ----   ----   ----   ----   ----   ----
Zemex Total Cumulative Return           100     71     91     67     96     58

Dow Jones Industrial Average            100    129    161    190    242    230

Dow Jones Basic Materials Average       100    113    126    115    146    124



OTHER MATTERS

Management is not aware of any other matters to be considered at the Meeting other than as set forth in this proxy statement. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy in their discretion to vote the proxies in accordance with their best judgment on such matters.


DIRECTORS APPROVAL

The Board has approved the contents and the sending of this proxy statement to the Corporation's shareholders.

                                        By Order of the Board of Directors,


                                        /s/ Lorna D. MacGillivray
                                        ----------------------------------------
                                        Lorna D. MacGillivray
April 12, 2001                          Assistant Secretary


                                                            ZEMEX CORPORATION 26

                                  SCHEDULE "A"

                             AUDIT COMMITTEE CHARTER

The audit committee ("the Committee"), of the board of directors ("the Board") of Zemex Corporation ("the Corporation"), will have the oversight responsibility, authority and specific duties as described below.


COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange ("NYSE"). The members of the Committee will be elected annually at the organizational meeting of the full Board held subsequent to the annual general meeting and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Chairman by the Board.


RESPONSIBILITY

The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commissions ("SEC"); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.


AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Corporation. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by the Committee.


MEETINGS

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Chairman.


ATTENDANCE


                                                            ZEMEX CORPORATION 27

Committee members will strive to be present at all meetings. As necessary or desirable, the Chairman may request that members of management and representatives of independent accountants be present at Committee meetings.


SPECIFIC DUTIES

In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

2. Obtain annually in writing from the independent accountants their letter as to the adequacy of the Corporation's accounting and financial reporting controls.

3. Review with the Corporation's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Corporation in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Corporation's accounting principles used in financial reporting.

4. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Corporation as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chairman and management of the Corporation of any matters identified through procedures followed for interim quarterly financial statements that they feel should be brought to the attention of the Committee, and that such notification as required under standards for communication with Audit Committee's is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7. At the completion of the annual audit, review with management and the independent accountants the following:

     o The annual financial statements and related footnotes and financial information to be included in the Corporation's annual report to shareholders and on Form 10-K.

     o Results of the audit of the financial statements and the related report theron and, if applicable, a report on changes during the year in accounting principles and their


                                                            ZEMEX CORPORATION 28
          application.

     o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them it issue a nonstandard report on the Corporation's financial statements.

     o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards ("SAS") 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Corporation's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

     If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Corporation's annual report and on Form 10-K.

8. After preparation by management and review by independent accountants, approve the report required under SEC rules to be included in the Corporation's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9. Discuss with the independent accountants the quality of the Corporation's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Corporation's needs.

10. Meet with management and the independent accountants separately to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as `material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11. Recommend to the Board the selection, retention or termination of the Corporation's independent accountants.

12. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.


                                                            ZEMEX CORPORATION 29

                                     PROXY
                               ZEMEX CORPORATION
                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

The undersigned, as record holder(s) of the shares listed below, hereby revokes any previous proxies and appoints Peter Lawson-Johnston, Richard L. Lister and Allen J. Palmiere and (or each of them, or their assignees) proxies for the undersigned, with full power of substitution, to represent the undersigned, to act for the undersigned in the same manner and with the same effect as if the undersigned were personally present and to vote all of the Common Shares which the undersigned is entitled to vote at the Annual and Special Meeting of Shareholders of Zemex Corporation (the "Corporation") to be held on May 24, 2001 at 11:00 a.m. and any adjournment thereof, as follows:

1. Election of directors nominees: Paul A. Carroll, Morton A. Cohen, John M. Donovan, R. Peter Gillin, Peter Lawson-Johnston, Richard L. Lister, Garth A.C. MacRae and William J. vanden Heuvel:

     [ ] FOR all the directors   [ ] WITHHOLD AUTHORITY to vote for all
                                     the directors

     [ ] A SECURITY HOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.

2. Proposal to ratify the appointment of Deloitte & Touche as independent public accountants for the Corporation for the fiscal year ending December 31, 2001:

     [ ] FOR the auditors        [ ] WITHHOLD AUTHORITY to vote for auditors

3. Proposal to approve the amendment and combination the Corporation's 1999 Stock Option Plan and 1995 Stock Option Plan and to approve the issuance of a maximum of 1,500,000 Common Shares under the combined plan:

     [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

4. Proposal to approve an increase in the number of Common Shares reserved for issuance under the Corporation's 1999 Employee Stock Purchase Plan:

     [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

5. To vote or otherwise represent the shares on any other business which may properly come before the annual meeting of shareholders or any adjournments thereof, according to their decision and in their discretion:

     [ ] FOR                     [ ] AGAINST                    [ ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION AND WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL THE PROPOSALS LISTED ABOVE IN THE MANNERS DESCRIBED IN THE PROXY STATEMENT.

DATE: _____________________________



      _______________________________            _______________________________
          SIGNATURE OF SHAREHOLDER                  SIGNATURE OF SHAREHOLDER


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES. A corporation is requested to sign its name by its president: administrators, trustees, etc., are requested to so indicated when signing. If stock is registered in two names, it is preferred that both sign. PLEASE RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.